UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	41-1321939

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(Address of principal executive offices) (Zip code)

UnitedHealth Group Incorporated Nonemployee Director Stock Option Plan
(Full title of the plans)

David J. Lubben, Esq.
General Counsel & Secretary
UnitedHealth Group Incorporated
UnitedHealth Group Center
9900 Bren Road East
Minnetonka, Minnesota 55343
(Name and address of agent for service)

(952) 936-1300
(Telephone number, including area code, of agent for service)

Copy to:
James D. Alt, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600

This Post-Effective Amendment No. 1 to Registration Statement No. 333-90247 is being filed because the registrant’s Nonemployee Director Stock Option Plan, as amended (the “Nonemployee Director Plan”), has been incorporated into the registrant’s 2002 Stock Incentive Plan (the “2002 Plan”), and the shares of common stock that are reserved for future issuance under outstanding awards or available for future grant under the Nonemployee Director Plan are being transferred to the 2002 Plan. The registrant is concurrently filing a registration statement on Form S-8 for the 2002 Plan, which applies in part to the 1,477,000 shares of the registrant’s common stock that are reserved for issuance under outstanding awards or available for future award grants under the Nonemployee Director Plan and that were registered on registration statements filed with the Securities and Exchange Commission on November 3, 1999 (File No. 333-90247) (1,000,000 shares) and May 26, 1995 (File No. 33-59623) (700,000 shares). Accordingly, a total of 1,477,000 shares previously registered under the Nonemployee Director Plan are hereby transferred from the Nonemployee Director Plan to the 2002 Plan. The shares listed above reflect all stock splits of the registrant effective through the date of this filing.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-24.1 Power of Attorney

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Articles of Amendment to Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to registrant’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.2	Articles of Merger amending the Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.4	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-55666)).

4.5	Senior Indenture, dated as of November 15, 1998, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-44569)).

4.6	Amendment to Senior Indenture, dated as of November 6, 2000, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minnetonka, State of Minnesota, as of the 16th day of May, 2002.

UnitedHealth Group Incorporated

By:	/s/ William W. McGuire, M.D.
William W. McGuire, M.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of May, 2002.

Signature	Title

/s/ William W. McGuire, M.D.	Director, Chief Executive Officer
(principal executive officer)
William W. McGuire, M.D.

/s/ Patrick J. Erlandson	Chief Financial Officer and Chief Accounting Officer
(principal financial and accounting officer)
Patrick J. Erlandson

/s/ William C. Ballard, Jr.*
Director
William C. Ballard, Jr.

/s/ Richard T. Burke*
Director
Richard T. Burke

/s/ Stephen J. Hemsley*
Director
Stephen J. Hemsley

/s/ James A. Johnson*
Director
James A. Johnson

/s/ Thomas H. Kean*
Director
Thomas H. Kean

/s/ Douglas W. Leatherdale*
Director
Douglas W. Leatherdale

/s/ Walter F. Mondale*
Director
Walter F. Mondale

/s/ Mary O. Mundinger*
Director
Mary O. Mundinger

Robert L. Ryan	Director

/s/ Donna E. Shalala*
Director
Donna E. Shalala

/s/ William G. Spears*
Director
William G. Spears

/s/ Gail R. Wilensky*
Director
Gail R. Wilensky

*By	/s/ David J. Lubben
As Attorney-in-Fact

EXHIBIT INDEX

4.1	Articles of Amendment to Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to registrant’s Annual Report on Form 10-K for the year ended December 31, 2001).

4.2	Articles of Merger amending the Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Second Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.4	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-55666)).

4.5	Senior Indenture, dated as of November 15, 1998, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-3 (SEC File No. 333-44569)).

4.6	Amendment to Senior Indenture, dated as of November 6, 2000, between the registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.7	Pursuant to Item 601(b)(4)(iii) of Regulation S-K, copies of instruments defining the rights of certain holders of long-term debt are not filed. The registrant agrees to furnish copies thereof to the Securities and Exchange Commission upon request.

24.1	Power of Attorney.